Exhibit 99.1
CONTACTS:
Sandy O’Halloran, investor relations
408.617.6739
sandy.ohalloran@palm.com
Marlene Somsak, media relations
408.617.7451
marlene.somsak@palm.com
Palm Reports Q4 and Record FY 2006 Results
Treo Revenue of $1.1B in FY 2006, up 85% from FY 2005
SUNNYVALE, Calif., June 29, 2006 — Palm, Inc. (Nasdaq: PALM) today reported that revenue in its fourth quarter of fiscal year 2006, ended June 2, totaled $403.1 million, up 20 percent from the year-ago quarter. For the full fiscal year 2006, revenue totaled $1.6 billion, up 24 percent from fiscal year 2005.
Net income for the quarter was $27.2 million, or $0.25 per diluted share. This compares to net income for the fourth quarter of fiscal year 2005 of $17.7 million, or $0.17 per diluted share, and net income for the third quarter of fiscal year 2006 of $29.9 million, or $0.28 per diluted share.
Net income in the fourth fiscal quarter, measured on a non-GAAP(1) basis, totaled $30.6 million, or $0.29 per diluted share, excluding the effects of amortization of intangible assets and deferred stock-based compensation, legal settlements, restructuring charges, the related income tax provision and the partial reversal of our valuation allowance against our deferred tax assets. This compares to non-GAAP net income in the fourth quarter of fiscal year 2005 of $19.2 million, or $0.19 per diluted share, which excluded the effects of amortization of intangible assets and deferred stock-based compensation, employee separation costs and restructuring charges.
“Treo Smartphone sales surpassed an important milestone — $1 billion in revenue for the fiscal year,” said Ed Colligan, Palm president and chief executive officer. “Our product engine is firing on all cylinders as evidenced by our recent introductions of both the Treo 700w and the Treo 700p, each of which offers a different operating system, 3G radios and robust application suites, and we delivered these products to multiple carriers simultaneously. We enter fiscal year 2007 as a strong leader, capable of delivering on the rich potential of mobile computing on a global scale.”

Fiscal Year 2006 Results

Revenue for the full fiscal year 2006 was $1.6 billion, up 24 percent from the $1.3 billion reported in fiscal year 2005. Net income for fiscal year 2006 was $336.2 million, or $3.19 per diluted share, compared with net income of $66.4 million, or $0.65 per diluted share, for fiscal year 2005. Non-GAAP net income for fiscal year 2006 — excluding the effects of amortization of intangible assets and deferred stock-based compensation, legal settlements, restructuring charges, the related income tax provision and the reversal of our valuation allowance against our deferred tax assets — was $88.5 million, or $0.85 per diluted share. That compares with a fiscal year 2005 non-GAAP net income — excluding the effects of amortization of intangible assets and deferred stock-based compensation, employee separation costs and restructuring charges — of $78.9 million, or $0.77 per diluted share.
Installed Base

Palm shipped approximately 4.7 million mobile-computing solutions during fiscal year 2006, including 2.3 million Treo(tm) smartphones and 2.5 million Palm handheld computers. During the fourth quarter of fiscal year 2006, Palm shipped approximately 623,000 smartphones and 495,000 handheld computers. To date, Palm has shipped almost 36 million units.
Guidance (2)
With respect to the fiscal year 2007 outlook, Colligan added, “As we deliver new products and expand internationally, we expect growth to accelerate throughout the year.”
Fiscal Year 2007 Guidance: (2)
•	Revenue growth is expected to be between 20 percent and 25 percent;

•	Gross margin on a GAAP basis is expected to be between 33.8 percent and 34.8 percent, and, on a non-GAAP basis, between 34 percent and 35 percent;

•	As a percent of revenue, sales and marketing expenses are expected to be between 13.1 percent and 13.6 percent on a GAAP basis and between 12.5 percent and 13.0 percent on a non-GAAP basis;

•	As a percent of revenue, research and development expenses are expected to be between 10.0 percent and 10.5 percent on a GAAP basis, and on a non-GAAP basis, between 9.2 percent and 9.7 percent;

•	As a percent of revenue, general and administrative expenses are expected to be less than 3 percent on a GAAP and non-GAAP basis;

•	Operating margin is expected to be in the range of 7.5 percent to 7.8 percent on a GAAP basis and between 9.0 percent and 9.3 percent on a non-GAAP basis;

•	The tax rate on a GAAP basis is expected to be 42 percent and, on a non-GAAP basis, 40 percent; and

•	FAS 123R stock-compensation expense, before taxes, is expected to be between $34 million and $38 million.
Q1 Fiscal Year 2007 Guidance: (2)
•	Revenue is expected to be between $380 million and $385 million;

•	Gross margin is expected to be in the range of 34.7 percent and 35.2 percent on a GAAP basis and between 35.0 percent and 35.5 percent on a non-GAAP basis;

•	Operating expenses on a GAAP basis are expected to be in the range of $113 million to $114 million and on a non-GAAP basis between $105 million and $106 million;

•	Earnings per diluted share are expected to be in the range of $0.13 to $0.14 on a GAAP basis and $0.18 to $0.19 on a non-GAAP basis; and

•	FAS 123R stock-compensation expense, before taxes, is expected to be between $9.0 million and $9.5 million.
INVESTOR’S NOTE: The company today will hold a conference call for the public at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. The dial-in number is 800.706.7748 with a passcode of 81351771 in the United States and 617.614.3473 for international callers, with the same passcode of 81351771. A telephone call replay of the conference call will be available through July 8, 2006, beginning today at approximately 5 p.m. Pacific. The domestic dial-in number for the replay is 888.286.8010 and for international callers, it is 617.801.6888, with a passcode of 92893581 for both. The live conference call also will be available over the Internet by logging onto the investor relations section of Palm’s website at http://investor.palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the fourth quarter of fiscal year 2006, Palm excluded items in the following general categories, each of which are described below:
Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of Handspring and the acquisition of the Palm brand, which resulted in operating expenses which would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.
Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.
Income Tax Provision Expense. Palm believes that excluding the partial reversal of the valuation allowance on its deferred tax assets provides its senior management as well as other users of its financial statements with a valuable perspective on the performance and health of the business. This partial reversal relates to realization of tax losses incurred in prior periods and is not indicative of future operations and expenses. Further, Palm believes that assuming a 40 percent effective tax rate provides a more appropriate prospect for the future. Prior to the partial reversal of the valuation allowance on its deferred tax assets, Palm’s tax rate consisted primarily of foreign and state income taxes. A 40 percent effective tax rate provides a better indication of the income tax expense Palm will experience in future years.
Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as restructuring charges, legal settlements and employee separation costs. Palm assesses its operating performance excluding restructuring charges, legal settlements and employee separation costs as these amounts relate to costs which are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.
Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-financial measures differently than the Company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s fiscal year 2007 revenue growth, gross margin, expenses, operating margin, tax rate and stock-compensation expense, Palm’s expected first quarter of fiscal year 2007 revenue, gross margin, operating expenses, earnings per share and stock-compensation expense, Palm’s ability to grow its business in general and on a global scale, the pace of growth, the delivery of new products and the potential of mobile computing. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended March 3, 2006 and its Annual Report on Form 10-K for the fiscal year ended June 3, 2005. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
About Palm, Inc.
Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones, Palm handheld computers, and Palm LifeDrive™ mobile managers, as well as software, services and accessories.
Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/stores).
More information about Palm, Inc. is available at http://www.palm.com.
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(1)	GAAP stands for Generally Accepted Accounting Principles.

(2)	Guidance for fiscal year 2007 and the first quarter of fiscal year 2007 has been provided on a GAAP and a non-GAAP basis. The non-GAAP guidance can be reconciled to the nearest GAAP measure by including the stock-based compensation charge anticipated to be recorded in accordance with FAS 123R during each of the periods.
Palm, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2006	May 31, 2005	May 31, 2006	May 31, 2005
Revenues	$403,136	$335,820	$1,578,509	$1,270,410

Costs and operating expenses:
Cost of revenues (*)	253,301	234,381	1,057,695	879,435
Sales and marketing	52,364	43,899	205,138	170,893
Research and development	37,703	27,419	135,959	89,804
General and administrative	13,093	9,684	43,481	40,211
Amortization of intangible assets and deferred stock-based compensation(**)	621	2,447	6,358	9,833
Legal settlements	23,775	—	23,775	—
Employee separation costs	—	(600)	—	3,066
Restructuring charges	(1,162)	(360)	792	(360)

Total costs and operating expenses	379,695	316,870	1,473,198	1,192,882

Operating income	23,441	18,950	105,311	77,528
Interest and other income (expense), net	4,356	1,221	11,336	3,003

Income before income taxes	27,797	20,171	116,647	80,531
Income tax provision (benefit)	632	2,442	(219,523)	14,144

Net income	$27,165	$17,729	$336,170	$66,387

Net income per share:
Basic	$0.26	$0.18	$3.33	$0.68

Diluted (***)	$0.25	$0.17	$3.19	$0.65

Shares used in computing per share amounts:

Basic	102,757	98,363	100,818	96,971
Diluted	108,217	102,541	105,745	102,579

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:

Cost of revenues	$—	$230	$388	$923
Sales and marketing	410	1,763	4,496	6,760
Research and development	4	64	284	256
General and administrative	207	390	1,190	1,560
Employee separation costs	—	—	—	334

	$621	$2,447	$6,358	$9,833

(***)	Diluted net income per share accounts for the effect of the convertible debt using the “if converted” method:

Numerator for basic net income	$27,165	$17,729	$336,170	$66,387
Effect of dilutive securities:
Interest expense on convertible debt, net of taxes	262	—	1,050	—

Numerator for diluted net income per share	$27,427	$17,729	$337,220	$66,387

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior period amounts have been reclassified for current year presentation.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Reconciliation of GAAP Items to Non-GAAP Items
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2006	May 31, 2005	May 31, 2006	May 31, 2005
Net income, as reported	$27,165	$17,729	$336,170	$66,387

Adjustments:
Amortization of intangible assets and deferred stock-based compensation	621	2,447	6,358	9,833
Legal settlements	23,775	—	23,775	—
Employee separation costs	—	(600)	—	3,066
Restructuring costs	(1,162)	(360)	792	(360)
Income tax provision / benefit	(19,780)	—	(278,552)	—

Net income, non-GAAP	$30,619	$19,216	$88,543	$78,926

	Three Months Ended		Fiscal Year Ended
	May 31, 2006	May 31, 2005	May 31, 2006	May 31, 2005

Net income per share:
Basic, as reported	$0.26	$0.18	$3.33	$0.68

Adjustments	0.04	0.02	(2.45)	0.13

Basic, non-GAAP	$0.30	$0.20	$0.88	$0.81

Diluted, as reported	$0.25	$0.17	$3.19	$0.65

Adjustments	0.04	0.02	(2.34)	0.12

Diluted, non-GAAP (*)	$0.29	$0.19	$0.85	$0.77

Shares used in computing per share amounts:
Basic, as reported	102,757	98,363	100,818	96,971

Diluted, as reported	108,217	102,541	105,745	102,579
Adjustments:
Effect of dilutive securities:
Convertible debt	—	—	(1,084)	—

Diluted, non-GAAP	108,217	102,541	104,661	102,579

(*)	The numerator for diluted non-GAAP net income per share for the three months ended May 31, 2006 includes $262,000 of interest expense on convertible debt, net of taxes based on the effect of the convertible debt using the “if converted” method.
The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets and deferred stock-based compensation, legal settlements, employee separation costs, restructuring charges and the change in the valuation allowance against our deferred tax assets, and for the related income tax provision of 40% which is the expected normalized rate for future years. Non-GAAP net income per diluted share amounts for the year ended May 31, 2006 exclude the dilutive effect of the convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	May 31, 2006	May 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$113,461	128,164
Short-term investments	405,433	234,535
Accounts receivable, net of allowance for doubtful accounts of $4,801 and $6,874, respectively	204,337	140,162
Inventories	58,010	35,544
Deferred income taxes	153,854	—
Investment for committed tenant improvements	3,967	6,182
Prepaids and other	10,937	8,225

Total current assets	949,999	552,812

Restricted investments	—	775
Land held for sale	60,000	—
Land not in use	—	60,000
Property and equipment, net	22,990	19,158
Goodwill	166,538	249,161
Intangible assets, net	25,783	30,373
Deferred income taxes	260,713	36,217
Other assets	1,499	1,536

Total assets	$1,487,522	$950,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$184,501	$135,720
Income taxes payable	50,021	8,441
Accrued restructuring	7,209	15,400
Provision for committed tenant improvements	3,967	6,182
Current portion of long-term convertible debt	35,000	—
Other accrued liabilities	216,374	156,009

Total current liabilities	497,072	321,752

Non-current liabilities:
Long-term convertible debt	—	35,000
Other non-current liabilities	6,545	12,257

Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 103,469 shares and 98,977 shares, respectively	103	99
Additional paid-in capital	1,475,319	1,406,885
Unamortized deferred stock-based compensation	(2,752)	(2,422)
Accumulated deficit	(488,081)	(824,251)
Accumulated other comprehensive income (loss)	(684)	712

Total stockholders’ equity	983,905	581,023

Total liabilities and stockholders’ equity	$1,487,522	$950,032

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current year presentation.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	May 31, 2006	May 31, 2005
Cash flows from operating activities:
Net income	$27,165	$17,729
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,818	3,441
Amortization	621	2,447
Deferred income taxes	(6,723)	(817)
Realized loss (gain) on sale of equity and short-term investments	583	203
Tax benefit related to stock options	5,436	—
Changes in assets and liabilities:
Accounts receivable	(85,259)	18,378
Inventories	(6,945)	10,076
Prepaids and other	219	1,016
Accounts payable	27,976	(14,847)
Income taxes payable	388	(733)
Accrued restructuring	(2,474)	(3,695)
Other accrued liabilities	8,106	3,294

Net cash (used in) provided by operating activities	(28,089)	36,492

Cash flows from investing activities:
Purchase of brand name intangible	—	(7,500)
Purchase of property and equipment	(3,258)	(5,967)
Sale of restricted investments	775	—
Purchase of short-term investments	(251,565)	(56,421)
Sale of short-term investments	249,784	51,829

Net cash used in investing activities	(4,264)	(18,059)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	14,171	4,950
Repayment of debt	—	(1,600)

Net cash provided by financing activities	14,171	3,350

Change in cash and cash equivalents	(18,182)	21,783
Cash and cash equivalents, beginning of period	131,643	106,381

Cash and cash equivalents, end of period	$113,461	$128,164

Other cash flow information:
Cash paid for income taxes	$1,473	$1,297

Cash paid for interest	$13	$145

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current quarter presentation.
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